UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________________________
FORM 8-K
_____________________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 18, 2022 (May 12, 2022)
Date of Report (Date of earliest event reported)
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TYLER TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)
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Delaware	1-10485	75-2303920
(State or other jurisdiction of incorporation organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5101 TENNYSON PARKWAY	PLANO	Texas	75024
(Address of principal executive offices)	(City)	(State)	(Zip code)

(972) 713-3700
(Registrant’s telephone number, including area code)

    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Title of each class	Trading symbol	Name of each exchange on which registered
COMMON STOCK, $0.01 PAR VALUE	TYL	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On May 12, 2022, the Board of Directors of Tyler Technologies, Inc. (“we” or the “Company”) unanimously approved amended and restated employment agreements with each of John S. Marr Jr. (Chairman of the Board), H. Lynn Moore Jr. (Chief Executive Officer and President), and Brian K. Miller (Executive Vice President - Chief Financial Officer and Treasurer), as well as a new employment agreement with Jeffrey D. Puckett (Chief Operating Officer). For Messrs. Marr, Moore, and Miller, the new amended and restated agreements replace prior employment agreements, which had an initial five-year term that would have expired in February 2023. Each agreement is effective as of May 12, 2022 for a one-year initial term with an automatic extension of one year at the end of the initial term or extension term, unless either the Company or the executive provides at least three-months’ prior written notice that they do not wish to extend the applicable initial term or extension term. The agreements also include early termination provisions, including for termination by Executive for good reason or by the Company without cause following a change in control, as well as non-competition and non-solicitation obligations.
Under the terms of the new employment agreements, Messrs. Marr, Moore, Miller, and Puckett will receive minimum base salaries, annual performance bonuses, and any equity grants determined by the Compensation Committee of the Company’s Board of Directors on an annual basis. These items were most recently set by the Compensation Committee in February 2022. These executives will also receive all employee benefits and perquisites normally offered to our employees. Each agreement provides for payment of accrued compensation as well as a severance payment equal to each executive’s then-current base salary and target bonus upon (1) a termination of the executive’s employment without cause or (2) a termination of employment by the executive for defined, and customary, “good reason” or by the Company without cause within twelve months following the occurrence of a change in control transaction. A change in control under the new agreements has the same definition as set forth in our 2018 Stock Incentive Plan. Each agreement also provides that we will continue to provide medical benefits for 12 months after a termination without cause, a termination due to disability, or a termination following a change in control. In the event of a termination without cause, a termination due to disability, a termination following a change in control, or the death of the executive, all unvested options, restricted stock units, or other equity awards outstanding as of the date of the executive’s termination would immediately become fully vested and, as applicable, exercisable.
Item 9.01    Financial Statement and Exhibits
(d) Exhibits
The following exhibits are filed herewith:

Exhibit number	Exhibit description
10.1	Amended and Restated Executive Employment Agreement, effective as of May 12, 2022, by and between Tyler Technologies, Inc. and John S. Marr, Jr.
10.2	Amended and Restated Executive Employment Agreement, effective as of May 12, 2022, by and between Tyler Technologies, Inc. and H. Lynn Moore, Jr.
10.3	Amended and Restated Executive Employment Agreement, effective as of May 12, 2022, by and between Tyler Technologies, Inc. and Brian K. Miller.
10.4	Executive Employment Agreement, effective as of May 12, 2022, by and between Tyler Technologies, Inc. and Jeffrey D. Puckett
104	Cover Page Interactive Data File (embedded in the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TYLER TECHNOLOGIES, INC.

/s/ Brian K. Miller
May 18, 2022	By:	Brian K. Miller Executive Vice President and Chief Financial Officer (principal financial officer)